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                                                                    Exhibit (i)

[Thompson Hine Letterhead]


July 29, 2008


The Coventry Group
3435 Stelzer Road
Columbus, OH 43129


      RE: THE COVENTRY GROUP, FILE NOS. 333-44964 AND 811-6526

Ladies and Gentlemen:

          A legal opinion that we prepared was filed with Post-Effective Amendment No. 128 to the Registration Statement for The Coventry Group (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 131 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                     Very truly yours,

                                                     /s/ Thompson Hine LLP

                                                     Thompson Hine LLP



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